EXHIBIT 23.2


                         Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Morrison Management Specialists, Inc. 1996 Stock Incentive Plan of our report dated June 22, 2000, with respect to the consolidated financial statements and schedule of Morrison Management Specialists, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 2000, filed with the Securities and Exchange Commission.

                                      /s/ Ernst & Young LLP


Atlanta, Georgia
October 24, 2000